eMagin Corporation Reports Second Quarter 2023 Results

Special Meeting of Stockholders Regarding Merger With Samsung Display Co. to Be Held August 31, 2023

HOPEWELL JUNCTION, N.Y. – August 10, 2023 – eMagin Corporation, or the “Company,” (NYSE American: EMAN), a U.S.-based leader in the development, design, and manufacture of Active-Matrix OLED microdisplays for high-resolution, AR/VR and other near-eye imaging products, today announced results for its second quarter ended June 30, 2023.

As previously announced, the Company has entered into a definitive merger agreement with Samsung Display Co., Ltd. (“Samsung Display”), a subsidiary of Samsung Electronics Co., Ltd. (KRX: 005930) and manufacturer and distributor of display products. Under the terms of the agreement, all outstanding shares of eMagin common stock on a fully diluted basis will be acquired for $2.08 per share in cash, in a transaction valued at approximately $218 million. The purchase price represents a premium of approximately 10% to eMagin’s closing stock price of $1.89 on May 16, 2023, and a premium of approximately 24% to eMagin’s six-month volume-weighted average price of $1.68.

“Our definitive merger agreement with Samsung Display represents a pivotal moment for the Company and we believe it is in the best interests of our shareholders,” said Andrew G. Sculley, eMagin’s CEO. “Our decision to enter into the agreement was not taken lightly and was reached only after careful consideration by our Board of Directors, including a formal and thorough review of strategic alternatives to maximize shareholder value and the solicitation of competing offers among eight strategic counterparties.

“The Board’s final and unanimous decision rested on a number of critical factors, including an expectation that the Company would need to raise significant capital within the next year, which would be dilutive for existing shareholders. At the same time, the Company needs to move quickly in what is a very competitive and fast-changing market for next-generation AR/VR solutions. As a result, we face significant execution risks related to bringing new equipment online and developing new markets for our products. Furthermore, there is a very small number of potential partners available with the technical expertise and resources needed to scale our technology.

“In its extensive and prolonged negotiations with Samsung Display, the Board noted that the proposed transaction price would provide certainty and immediate value to eMagin shareholders, and that it represents a premium relative to eMagin’s pre-announcement share price and historical market prices. In the unanimous opinion of the Board, and on a risk-adjusted and time-adjusted basis, this outcome is more favorable to our shareholders than any other alternative reasonably available to us, including the continued operation of eMagin as a standalone company.

“While I am tremendously proud of our accomplishments to date, appreciative of the support of our loyal shareholders, and thankful to everyone at eMagin for their hard work in meeting the challenges we have endured by operating without a manufacturing partnership, I recognize that we have reached a critical turning point in the Company’s history. Our proposed merger with Samsung Display represents the best available outcome for eMagin and our shareholders.”

Merger Updates

The transaction is expected to close in the second half of 2023, subject to the approval by eMagin’s stockholders and other customary closing conditions and regulatory approvals. On July 3, 2023, the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, expired with respect to the transaction. On July 18, the Committee for Foreign Investment in the US (“CFIUS”) acknowledged receipt of the joint Samsung Display/eMagin filing and notified the Company that the initial review period would conclude no later than August 31, 2023. CFIUS may, at its discretion, commence a subsequent investigation, which would start on September 1, 2023, and end on October 16, 2023.

A Special Meeting of stockholders will be held virtually on August 31, 2023 at 9:00 a.m., Eastern time. At the meeting, eMagin’s stockholders will be asked to consider and vote on the adoption of the merger agreement. Until the closing of the transaction, eMagin and Samsung Display remain separate and independent companies. Following the closing, eMagin will maintain its operations and facilities in Hopewell Junction, NY.

Second Quarter Results 2023

Total revenues for the second quarter of 2023 decreased 31% to $5.0 million, compared with $7.2 million reported in the prior-year period.

Total revenue consists of both product revenue and contract revenue. Product revenues for the second quarter of 2023 were $4.9 million, a decrease of $2.1 million from product revenues of $7.0 million reported in the prior-year period. The year-over-year decrease in product revenue was primarily due to $2 million in orders that were unable to be shipped in the second quarter due to unexpected production downtime and lower than expected production yields.

Contract revenues were $0.1 million, comparable with $0.1 million reported in the prior year and reflecting the timing of phases and milestones of these contracts. The Company continues to work under the U.S. Army’s Program Executive Office for Simulation Training and Instrumentation (PEO STRI) contract, as well as on a  high-brightness display design and proof of concept for a  consumer customer.  Contract revenues are based on accomplishing specific milestones and are not uniformly distributed throughout a project’s duration.

Total gross margin for the second quarter decreased to a negative 10%, resulting in a gross profit of negative $0.5 million, compared with a gross margin of 22%, which resulted in a gross profit of $1.6 million in the prior-year period. The gross margin decline was primarily due to production downtime, which resulted in a  lower volume of displays produced, lower shipments, lower yields and higher average product costs resulting from factory overhead costs being allocated across a reduced quantity of finished and work in process displays.

Operating expenses for the second quarter of 2023, including R&D expenses, were $10.7 million, compared with  $3.4 million in the prior-year period. Operating expenses as a percentage of net revenue were 215% in the second quarter of 2023,  compared with 47% in the prior-year period. Second quarter operating expenses reflect legal and investment banking costs related to the negotiation and signing of the merger agreement with Samsung Display.

Loss from operations for the second quarter of 2023 was $11.2 million, compared with  a loss from operations of  $1.8 million in the prior-year period.

Net loss for the second quarter of 2023 was $11.2 million, or $0.13 per share, compared with a loss of $1.4 million, or $0.02 per share, in the prior-year period.

Adjusted EBITDA for the second quarter of 2023, which excludes expenses related to the merger agreement, was negative $2.6 million. This compares with negative $0.3 million in the prior-year period, which did not include any merger related expenses.

Balance Sheet Highlights

As of June 30, 2023, the Company had cash and cash equivalents of $3.3 million and working capital of $10.6 million.  During the second quarter, the Company made no repayments under its asset-based lending (ABL) facility. As of June 30, 2023,  there was $0.8 million available under the ABL facility. During the quarter, the Company borrowed $5.0 million from Samsung Display under a loan and security agreement that was entered into concurrently with the May 17, 2023 signing of the merger agreement.

Earnings Conference Call and Webcast

Management will host a conference call and simultaneous webcast at 9:00 a.m. ET on August 10, 2023, to discuss its quarterly results. The live, listen-only webcast will be accessible on the Company’s Investor Relations website via https://www.emagin.com/investors/event-webcast. A replay of the event will be available shortly after the live event. To join the conference call participants will need to register with this link: https://register.vevent.com/register/BI67127ae40f2141ef990a1717ec7d1960. Participants will receive an individualized dial-in number and PIN after registering for the call.

Special Meeting of Stockholders

The Special Meeting will be held virtually on Thursday, August 31, 2023, at 9:00 a.m., Eastern time. Stockholders will be able to attend the meeting by registering online at https://www.cstproxy.com/emagin/sm2023. If a stockholder’s share is registered directly in his or her name with eMagin transfer agent, Continental Stock Transfer & Trust Company, he or she is considered, with respect to those shares, to be the “stockholder of record.” In that case, a proxy statement (“Proxy Statement”) and a proxy card have been sent directly to the stockholder by eMagin. For a stockholder of record as of the record date, he or she may vote by submitting the proxy via the Internet, by telephone or by completing, signing and returning the proxy card by mail in the prepaid reply envelope. He or she may also vote the shares by ballot via the Internet during the Special Meeting. Even if a stockholder plans to attend the Special Meeting, eMagin encourages the stockholder to submit the vote by proxy as early as possible to ensure that the shares will be represented. For more detailed instructions on how to vote using one of these methods, please see the section of the Proxy Statement titled “The Special Meeting - Voting Procedures.” eMagin is conducting the meeting solely online via the Internet through a live webcast and online stockholder tools. The Company continues to use the virtual meeting format to facilitate stockholder attendance and participation by leveraging technology to communicate more effectively and efficiently with its stockholders.

Additional Information and Where to Find It

In connection with the proposed transaction between the Company and Samsung Display, the Company has filed with the SEC a Proxy Statement, the definitive version of which has been provided to Company stockholders. The Company may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document which the Company may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement and other documents that are filed or will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov, the Company’s investor relations website at emagin.com/investors or by contacting the Company’s investor relations department at the following:

Investor Relations

investorrelations@emagin.com

Participants in the Solicitation

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed transaction and any other matters to be voted on at the Special Meeting. Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, will be contained in the Proxy Statement in connection with the proposed transaction. Company stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Company directors and executive officers in the proposed transaction, which may be different than those of Company stockholders generally, by reading the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the proposed transaction. You may obtain free copies of these documents using the sources indicated above.

About eMagin Corporation

eMagin is the leader in OLED microdisplay technology, enabling the visualization of digital information and imagery for world-class customers in the military, consumer, medical and industrial markets. The Company invents, engineers, and manufactures display technologies of the future and is the only manufacturer of OLED displays in the United States. eMagin's Direct Patterning Technology (dPd™) will transform the way the world consumes information. Since 2001, eMagin's microdisplays have been used in AR/VR, aircraft helmets, heads-up display systems, thermal scopes, night vision goggles, future weapon systems and a variety of other applications. For more information, please visit www.emagin.com.

Important Cautionary Information Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on eMagin Corporation’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by the eMagin Corporation and Samsung Display, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the proposed transaction in a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the ability of the parties to consummate the proposed transaction in a timely manner or at all; (ii) the satisfaction (or waiver) of closing conditions to the consummation of the proposed transaction, including with respect to the approval of eMagin Corporation’s stockholders; (iii) potential delays in the consummation of the proposed transaction; (iv) the ability of eMagin Corporation to timely and successfully achieve the anticipated benefits of the proposed transaction; (v) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (vi) the impact of the COVID-19 pandemic and the current conflict between the Russian Federation and Ukraine on eMagin Corporation’s business and general economic conditions; (vii) eMagin Corporation’s ability to implement its business strategy; (viii) significant transaction costs associated with the proposed transaction; (ix) potential litigation relating to the proposed transaction; (x) the risk that disruptions from the proposed transaction will harm eMagin Corporation’s business, including current plans and operations; (xi) the ability of eMagin Corporation to retain and hire key personnel; (xii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (xiii) legislative, regulatory and economic developments affecting eMagin Corporation’s business; (xiv) general economic and market developments and conditions; (xv) the evolving legal, regulatory and tax regimes under which eMagin Corporation operates; (xvi) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect eMagin Corporation’s financial performance; (xvii) restrictions during the pendency of the proposed transaction that may impact eMagin Corporation’s ability to pursue certain business opportunities or strategic transactions; and (xviii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as eMagin Corporation’s response to any of the aforementioned factors.

Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” in eMagin Corporation’s most recent annual and quarterly reports filed with the SEC and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time and available at www.sec.gov. While the list of factors presented in the press release will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability and similar risks, any of which could have a material adverse effect on eMagin Corporation’s financial condition, results of operations, or liquidity. The forward-looking statements included herein are made only as of the date hereof. eMagin Corporation does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Contact
eMagin Corporation
Mark A. Koch
Chief Financial Officer
845-838-7900

Sharon Merrill Associates, Inc.
Nicholas Manganaro
617-542-5300

eMAGIN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	June 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$3,260	$4,346
Restricted cash	352	303
Accounts receivable, net	3,907	7,035
Account receivable-due from government awards	429	501
Unbilled accounts receivable	2,738	2,438
Inventories	9,023	8,709
Prepaid expenses and other current assets	902	594
Total current assets	20,611	23,926
Property, plant and equipment, net	52,524	49,099
Operating lease right - of - use assets	22	53
Intangibles and other assets	25	29
Total assets	$73,182	$73,107

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,643	$2,077
Accrued compensation	1,727	1,662
Revolving credit facility, net	—	1,037
Other accrued expenses	3,755	659
Deferred revenue	12	12
Operating lease liability - current	22	54
Finance lease liability - current	1,229	1,229
Other current liabilities	602	231
Total current liabilities	9,990	6,961
Other liability - long term	14	14
Line of credit - long term	5,036	—
Deferred income - government awards - long term	33,005	28,729
Finance lease liability - long term	13,481	13,608
Total liabilities	61,526	49,312

Commitments and contingencies (Note 9)

Shareholders’ equity:
Preferred stock, $0.001 par value: authorized 10,000,000 shares:
Series B Convertible Preferred stock, (liquidation preference of $5,356) stated value $1,000 per share, $0.001 par value: 10,000 shares designated and 5,356 issued and outstanding as of June 30, 2023 and 5,356 issued and outstanding as of December 31, 2022.	—	—
Common stock, $0.001 par value: authorized 200,000,000 shares, issued 83,349,982 shares, outstanding 83,187,916 shares as of June 30, 2023 and issued 81,241,516 shares, outstanding 81,079,450 shares as of December 31, 2022.	83	80
Additional paid-in capital	284,231	282,582
Accumulated deficit	(272,158)	(258,367)
Treasury stock, 162,066 shares as of June 30, 2023 and December 31, 2022.	(500)	(500)
Total shareholders’ equity	11,656	23,795
Total liabilities and shareholders’ equity	$73,182	$73,107

eMAGIN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenues:
Product	$4,883	$7,026	$11,251	$14,053
Contract	72	133	299	464
Total revenues, net	4,955	7,159	11,550	14,517

Cost of revenues:
Product	5,425	5,522	10,428	10,309
Contract	37	68	155	150
Total cost of revenues	5,462	5,590	10,583	10,459

Gross profit	(507)	1,569	967	4,058

Operating expenses:
Research and development	1,638	1,457	2,841	2,941
Selling, general and administrative	9,021	1,904	11,825	4,074
Total operating expenses	10,659	3,361	14,666	7,015

Loss from operations	(11,166)	(1,792)	(13,699)	(2,957)

Other (expense) income:
Change in fair value of common stock warrant liability	—	226	—	1,372
Interest expense, net	(254)	(225)	(461)	(439)
Other income, net	250	351	369	447
Total other (expense) income	(4)	352	(92)	1,380
Loss before provision for income taxes	(11,170)	(1,440)	(13,791)	(1,577)
Income taxes	—	—	—	—

Net Loss	$(11,170)	$(1,440)	$(13,791)	$(1,577)

Loss per share, basic and diluted	$(0.13)	$(0.02)	$(0.17)	$(0.02)

Weighted average number of shares outstanding:
Basic and diluted	83,027	73,895	82,513	73,368

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements presented on a GAAP basis; the Company has provided non-GAAP financial information, namely earnings before interest, taxes, depreciation and amortization, and non-cash compensation expense (“Adjusted EBITDA”). The Company’s management believes that this non-GAAP measure provides investors with a better understanding of how the results relate to the Company’s historical performance. The additional adjusted information is not meant to be considered in isolation or as a substitute for GAAP financial statements. Management believes that these adjusted measures reflect the essential operating activities of the Company. A reconciliation of non-GAAP financial information appears below (in thousands).

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

Net income (loss)	$(11,170)	$(1,440)	$(13,791)	$(1,577)
Non-cash compensation	330	214	586	379
Change in fair value of common stock warrant liability	—	(226)	—	(1,372)
Depreciation and intangibles amortization expense	783	949	1,517	1,671
Interest expense	254	225	461	439
Merger related costs	7,208	-	7,208	-
Adjusted EBITDA	$(2,595)	$(278)	$(4,019)	$(460)